Exhibit 10.6

A. T. MASSEY COAL COMPANY, INC.

SUPPLEMENTAL BENEFIT PLAN

Amended and Restated Effective January 1, 2009

Amendment to the

A. T. Massey Coal Company, Inc.

Supplemental Benefit Plan

The A. T. Massey Coal Company, Inc. Supplemental Benefit Plan, as amended and restated effective January 1, 2009 (the “Plan”), is amended, effective November 23, 2010 or as otherwise expressly provided herein, as follows:

1. The following Section 1.04A is added to the Plan immediately after Section 1.04:

1.04A.	Cause

Cause means:

(i) the willful and continued failure by Participant substantially to perform Participant’s duties with the Company or an Affiliate (other than any such failure resulting from Participant’s incapacity due to physical or mental illness) after written demand for substantial performance is delivered to Participant by the Company or an Affiliate which specifically identifies the manner in which the Company or Affiliate believes that Participant has not substantially performed Participant’s duties,

(ii) Participant’s willful breach of fiduciary duty, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), willful violation of a final cease and desist order or willfully engaging in any other gross misconduct which is materially and demonstrably injurious to the Company or any Affiliate, or

(iii) Participant’s conviction of, or pleading guilty or nolo contendere to, the commission of a felony involving fraud, embezzlement, theft or moral turpitude.

The existence of Cause shall be determined by the Committee. For purposes hereof, no act, or failure to act, on Participant’s part described in clause (i) or (ii) above shall be considered “willful” unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant’s action or omission was in the best interest of the Company and its Affiliates. The fact that Participant is or shortly may be “retirement eligible” and thus eligible for or entitled to post-retirement benefits from any plan, arrangement or program sponsored, participated in or contributed to by the Company or an Affiliate shall not prevent Participant’s termination from being considered for Cause.

2. Exhibit II to the Plan is amended and updated by adding the following item 4 effective November 10, 2010, in order to provide special benefit accrual for John Christopher Adkins.

4. That certain Employment Agreement, effective as of November 10, 2010, made between Massey Energy Company and John Christopher Adkins, which provides in sections 3.6 and 5.5 thereof special provisions relating to the Plan, is hereby designated as an Approved Employment Agreement for purposes of the Plan. The applicable provisions of such Approved Employment Agreement (capitalized terms are defined in the Employment Agreement) are as follows and supersede any contrary provision of the Plan:

3.6 Enhanced SERP Benefit. If Executive continues to be employed by the Company through the Term of Employment, then his accrued benefit payable at his normal retirement age (or, with actuarial appropriate adjustment, at any earlier time provided for payment therein) under the defined benefit provisions of the Company’s non-qualified supplemental benefit plan (currently known as the A. T. Massey, Inc. Supplemental Benefit Plan (the “SERP”)) shall be increased by $1,125 per month.

5.5 Change in Control Agreement. Notwithstanding anything to the contrary in the foregoing or in Executive’s Change in Control Agreement, in the event Executive’s employment by the Company terminates during the Term of Employment, in connection with or after a Change in Control and under circumstances which constitute an Involuntary Termination Associated With a Change in Control (as defined, and determined pursuant to the procedure, in the Change in Control Agreement), then (a) the remaining period in the Term of Employment, if any, shall be considered to be creditable service for benefit accrual purposes under the defined benefit provisions of the Company’s non-qualified supplemental benefit plan (currently known as the A. T. Massey, Inc. Supplemental Benefit Plan) and (b) the enhanced SERP benefit described in Section 3.6 shall be considered earned and vested.

3. Exhibit III to the Plan is amended and updated as provided in the attached Exhibit III in order to provide accelerated vesting in connection with a Participant’s termination of employment by the Company or an Affiliate without Cause within two years following a change in control event as contemplated in Section 409A of the Code.

As evidence of its adoption of this amendment of the Plan, A. T. Massey Coal Company, Inc. has caused this document to be signed by its undersigned officer, this 23rd day of November, 2010, effective as provided above.

A. T. MASSEY COAL COMPANY, INC.

/s/ John M. Poma
Its Vice President –
Chief Administrative Officer

EXHIBIT III

COMMITTEE DETERMINATIONS SCHEDULE

REGARDING SPECIAL VESTING AND BENEFIT ACCRUAL

(As Amended Effective November 23, 2010)

1. At its meeting on August 17, 2007, the Committee selected John M. Poma, Richard R. Grinnan, V. Keith Hainer, and M. Shane Harvey as Participants in the Plan, subject to the following special terms and conditions:

(a) Each aforesaid Participant’s retirement benefit shall be equal to the excess of (i) the retirement benefit amount to which he would be entitled assuming he participated in the “Coal Company Plan” component of the Massey Energy Retirement Plan (the “MERP”), but determined without regard to the limits set forth in section 401(a)(17) and 415, if applicable, of the Code, over (ii) the actuarial value (as determined pursuant to the Plan) of his actual MERP benefit.

(b) Each aforesaid Participant’s benefit under the Plan shall not become vested unless either (i) he remains an employee of the Company or one of its Affiliates until August 17, 2014 or (ii) his employment is terminated by the Company or an Affiliate without Cause within two years following a change in control event as contemplated in Section 409A of the Code. Notwithstanding anything to the contrary in the foregoing or in the Executive’s Change in Control Agreement with the Company, it is also intended that the additional Plan benefit provided herein shall not be subject to the cap of 2.99 times “Base Pay” and “Bonus” provided in Section 2(c) (or any provision corresponding thereto in any successor or replacement thereof) of the Participant’s Change in Control Agreement with the Company.

(c) Any election by an aforesaid Participant pursuant to Section 3.02(a)(i) of the Plan to receive his Plan benefit payment based on the later of his Normal Retirement Date or his Separation from Service shall be subject to applicable requirements under Section 409A of the Code and shall not be effective except as provided in Section 3.02(a)(i)(A) of the Plan and shall not be effective if he vests in his Plan benefit earlier than twelve (12) months after he is designated as a Participant in the Plan or he after makes his election, whichever occurs last.

2. Effective October 1, 2010, the Committee selected Raymond Freal Mize as a Participant in the Plan, subject to the following special terms and conditions:

(a) The aforesaid Participant retirement benefit shall be equal to the excess of (i) the retirement benefit amount to which he would be entitled to based on his participation in the “Coal Company Plan” component of the Massey Energy Retirement Plan (the “MERP”), but determined without regard to the limits set forth in section 401(a)(17) and 415, if applicable, of the Code and counting the Participant’s Credited Service at his retirement date in excess of 35 years, over (ii) the actuarial value (as determined pursuant to the Plan) of his actual MERP benefit.

(b) The aforesaid Participant’s benefit under the Plan shall not become vested unless either (i) he remains an employee of the Company or one of its Affiliates until October 1, 2011 or (ii) his employment is terminated by the Company or an Affiliate without Cause within two years following a change in control event as contemplated in Section 409A of the Code. Notwithstanding anything to the contrary in the foregoing or in the Executive’s Change in Control Agreement with the

Company, it is also intended that the additional Plan benefit provided herein shall not be subject to the cap of 2.99 times “Base Pay” and “Bonus” provided in Section 2(c) (or any provision corresponding thereto in any successor or replacement thereof) of the Participant’s Change in Control Agreement with the Company.

(c) The aforesaid Participant shall not be eligible or entitled to elect pursuant to Section 3.02(a)(i) of the Plan to receive his Plan benefit payment based on the later of his Normal Retirement Date or his Separation from Service.

3. Effective October 1, 2010, the Committee selected Larry G. Ward as a Participant in the Plan, subject to the following special terms and conditions:

(a) The aforesaid Participant retirement benefit shall be equal to the excess of (i) the retirement benefit amount to which he would be entitled to based on his participation in the “Central Appalachian Plan” component of the Massey Energy Retirement Plan (the “MERP”), but determined without regard to the limits set forth in section 401(a)(17) and 415, if applicable, of the Code and increasing the benefit thereby determined by multiplying it by a fraction, the numerator of which is the number of the Participant’s total years of Benefit Service and the denominator of which is the number of the Participant’s total years of Benefit Service credited as of his Normal Retirement Date, over (ii) the actuarial value (as determined pursuant to the Plan) of his actual MERP benefit.

(b) The aforesaid Participant’s benefit under the Plan shall not become vested unless either (i) he remains an employee of the Company or one of its Affiliates until October 1, 2011 or (ii) his employment is terminated by the Company or an Affiliate without Cause within two years following a change in control event as contemplated in Section 409A of the Code. Notwithstanding anything to the contrary in the foregoing or in the Executive’s Change in Control Agreement with the Company, it is also intended that the additional Plan benefit provided herein shall not be subject to the cap of 2.99 times “Base Pay” and “Bonus” provided in Section 2(c) (or any provision corresponding thereto in any successor or replacement thereof) of the Participant’s Change in Control Agreement with the Company.

(c) The aforesaid Participant shall not be eligible or entitled to elect pursuant to Section 3.02(a)(i) of the Plan to receive his Plan benefit payment based on the later of his Normal Retirement Date or his Separation from Service.